Exhibit 1.1

PRICING AGREEMENT

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

November 8, 2011

Ladies and Gentlemen:

The Hershey Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 8, 2011 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time as set forth in Schedule II to this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the Applicable Time in relation to the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereto, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages to follow]

2

Very truly yours,

The Hershey Company

By:	/s/ Humberto P. Alfonso
	Name:	Humberto P. Alfonso
	Title:	Executive Vice President,
Chief Financial Officer and Chief Administration Officer

By:	/s/ Rosa C. Stroh
	Name:	Rosa C. Stroh
	Title:	Vice President and Treasurer

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Name: Brian D Bednarski
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

For themselves and as Representatives

of the several Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased

Citigroup Global Markets Inc.	$62,500,000
J.P. Morgan Securities LLC	62,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	27,500,000
PNC Capital Markets LLC	27,500,000
RBC Capital Markets, LLC	20,000,000
UBS Securities LLC	20,000,000
Santander Investment Securities Inc.	7,500,000
SMBC Nikko Capital Markets Limited	7,500,000
U.S. Bancorp Investments, Inc.	7,500,000
The Williams Capital Group, L.P.	7,500,000
Total	$250,000,000

SCHEDULE I – Page 1

SCHEDULE II

Title of Designated Securities:

1.500% Notes due November 1, 2016 (“Designated Securities”)

Aggregate Principal Amount:

$250,000,000

Price to Public:

99.767% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 14, 2011.

Purchase Price to Underwriters:

99.417% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 14, 2011. The selling concession shall be 0.200% and the reallowance concession shall be 0.125%, in each case of the principal amount of the Designated Securities.

Indenture:

Indenture dated as of May 14, 2009, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

November 1, 2016.

SCHEDULE II – Page 1

Interest Rate:

1.500% from and including the original issue date.

Interest Payment Dates:

May 1 and November 1 of each year, commencing on May 1, 2012.

Interest Payment Record Dates:

April 15 and October 15 of each year.

Redemption Provisions:

At the election of the Company, at a redemption price equal to (1) the principal amount of the Designated Securities being redeemed, plus accrued interest to the date of redemption and (2) the “Make Whole Amount”, as such term is defined in the Prospectus Supplement dated November 8, 2011 (the “Prospectus Supplement”), if any.

Reinvestment Rate Spread for Make Whole Amount:

T+0.100%.

Change of Control Offer:

If the Company experiences a “Change of Control Triggering Event” (as defined in the Prospectus Supplement), the Company will offer to repurchase all of the Designated Securities at a price equal to 101% of the principal amount plus accrued interest to the repurchase date. See “Description of Notes—Change of Control Offer” in the Prospectus Supplement.

Sinking Fund Provisions:

No sinking fund provisions.

Other Provisions:

As set forth in the Prospectus Supplement dated November 8, 2011 to the Prospectus dated May 14, 2009.

Time of Delivery:

9:00 a.m. (EDT), November 14, 2011.

Closing Location:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

SCHEDULE II – Page 2

Names and addresses of Representatives:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Address for Notices:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Applicable Time:

(For purposes of the Underwriting Agreement):

1:27 p.m. (EDT), November 8, 2011.

SCHEDULE II – Page 3

SCHEDULE III(a)

•	Final Term Sheet, dated November 8, 2011, substantially in the form of Schedule III(b) hereto.

SCHEDULE III(a) – Page 1

SCHEDULE III(b)

FINAL TERM SHEET

Dated November 8, 2011

THE HERSHEY COMPANY

$250,000,000 1.500% NOTES DUE NOVEMBER 1, 2016

Name of Issuer:	The Hershey Company

Title of Securities:	1.500% Notes due November 1, 2016 (“Notes”)

Aggregate Principal Amount:	$250,000,000

Issue Price (Price to Public):	99.767% of principal amount

Maturity:	November 1, 2016

Coupon (Interest Rate):	1.500%

Benchmark Treasury:	UST 1.000% due October 31, 2016

Spread to Benchmark Treasury:	T+67 basis points (0.67%)

Benchmark Treasury Price and Yield:	$100-18 3/4 / 0.879%

Yield to Maturity:	1.549%

Interest Payment Dates:	May 1 and November 1 of each year, commencing on May 1, 2012

Interest Payment Record Dates:	April 15 and October 15 of each year

Redemption Provisions:	Treasury plus 10 basis points

Change of Control Offer:	Offer to repurchase at 101% of principal amount plus accrued interest to repurchase date upon change of control resulting in a rating below investment grade

Denominations:	$2,000 or integral multiples of $1,000 in excess thereof

Legal Format:	Registration Statement No. 333-159246

Net Proceeds to The Hershey Company:	$248,542,500

Settlement Date:	T + 3 days; November 14, 2011

Book-Running Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PNC Capital Markets LLC

Senior Co-Managers:	RBC Capital Markets, LLC
UBS Securities LLC

Co-Managers:	Santander Investment Securities Inc. SMBC Nikko Capital Markets Limited U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

CUSIP:	427866AS7

ISIN:	US427866AS71

SCHEDULE III(b) – Page 1

The offer and sale of the Securities to which this final term sheet relates have been registered by The Hershey Company by means of a registration statement on Form S-3 (SEC File No. 333-159246).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 877-858-5407 or J.P. Morgan Securities LLC collect at 212-834-4533.

SCHEDULE III(b) – Page 2